                                                                 EXHIBIT 10.3(a)


                       [CONFIDENTIAL TREATMENT REQUESTED.
           CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED
              AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.]


                                    AGREEMENT

This Agreement, effective on the date last signed below, by and between Save the World Air, Inc. and the RAND Corporation ["RAND"], witnesseth that, in consideration of the services mutually to be rendered herein, SAVE THE WORLD AIR, INC. and RAND so mutually agree as follows:

1. WORK SCOPE:

RAND will use its best efforts in performance of the attached scope of work (Exhibit A).

2. TERM:

The term of this Agreement will run from May 7, 2003 to May 7, 2004.

3. INDEPENDENT CONTRACTOR:

RAND is entering into, and shall perform the work called for under this agreement, as an independent contractor and not as an employee of Save the World Air, Inc.. This agreement does not create or constitute a joint venture, agency, partnership or other similar relationship between the parties.

4. PROGRAM DELIVERABLES:

RAND will provide Save the World Air, Inc. with deliverables as outlined in Exhibit A. RAND will be solely responsible for its findings and conclusions in all materials provided by RAND in the course of this project.

5. PUBLICATIONS:

It is an intention of this Agreement that publication of the results of the policy and analytical research supported herein may be made available to the public. These publications, including derivative works from the final deliverables, will be copyrighted in RAND's name. RAND will acknowledge Save the World Air, Inc. sponsorship in all publications resulting from this Agreement and will provide Save the World Air, Inc. with a copy of each proposed publication. Save the World Air, Inc. will review all documents within three (3) weeks of receipt. RAND will be free to proceed with publication after the three
(3) week period whether or not any comments have been received from Save the World Air, Inc. However, if comments are received, they will be considered by RAND prior to publication.

6. USE OF NAMES:

RAND and Save the World Air, Inc. will obtain prior written permission from each other before using the name, symbols, and/or marks of the other in any form of publicity in connection with this agreement or the services provided hereunder. This shall not include legally required disclosure by RAND or Save the World Air, Inc. that identifies the existence of this agreement.

Save the World Air, Inc. will not use, nor authorize others to use, the name, symbols, and/or marks of RAND in any advertising or publicity material or make any form of representation or statement in relation to this Agreement or any work product produced in accordance with this Agreement which would constitute an express or implied endorsement by RAND of any commercial product or service without prior written approval from RAND.

7. TERMINATION:

Either party may terminate this agreement by providing the other with sixty (60) days written notice. In the event that either party hereto shall commit any breach or default of any of the terms or conditions of this Agreement, and also fail to remedy such default or breach within sixty (60) days after receipt of written notice thereof, the party giving notice may, at its option and in addition to any other remedies which it may have at law or in equity, terminate this agreement by sending notice of termination in writing to the other party to such effect, and such termination shall be effective as of the date of the receipt of such notice. RAND will be reimbursed for all costs and non-cancelable commitments incurred in connection with RAND's services performed in accordance with this Agreement to and including the effective date of termination, including but not limited to costs incurred in transition between Tasks described in Attachment A and costs incurred in winding down any Tasks described in Attachment A regardless of whether such Task had been completed.

8. PROPIETARY INFORMATION:

During the course of conducting the work in accordance with this agreement, Save the World Air, Inc. may provide RAND with proprietary information regarding Save the World Air, Inc.'s research and development and product design. This information may take various forms including written, designs and drawings, and oral. This information will be clearly designated as "proprietary." RAND agrees not to disclose any such confidential information for as long as it remains unpublished unless such information: (a) was in the public domain at the time it was disclosed to RAND; (b) entered the public domain subsequent to the time it was disclosed to RAND through no fault of RAND; (c) was in RAND's possession free of any obligation of confidence at the time it was disclosed to RAND; (d) was rightfully communicated to RAND free of any obligation of confidence subsequent to the time it was disclosed to RAND; or (e) was disclosed by Save the World Air, Inc. to a third party without any confidentiality restrictions.

In addition, RAND may disclose certain proprietary information, without violating the obligations of this Agreement, to the extent the disclosure is required by an order of a court or other governmental body having jurisdiction, provided that RAND provides Save the World Air, Inc. with reasonable prior written notice of such disclosure in order to permit Save the World Air, Inc. to seek confidential treatment of or a protective restricting disclosure or use of such information, and cooperates with Save the World Air, Inc. in such efforts.

9. SUBCONTRACTS

To perform the work called for under this Agreement, RAND reserves the right, in its sole discretion, to subcontract such work to third parties selected by RAND based on quality and price. Funding for subcontracted work is not included in the price of this contract as stated in section 11. RAND will provide summary information to Save the World Air, Inc regarding any potential subcontractor. The contract will then be amended to add the necessary funding and payment terms. RAND will not enter into any subcontract relationship prior to receiving payment(s) from Save the World Air, Inc. sufficient to cover the subcontract obligation.

10. LIMITATION OF LIABILITY; INDEMNIFICATION.

In no event will RAND or any of its employees or agents be liable under or in connection with this Agreement or in connection with any services provided or work product produced under this Agreement for any damages, including, but not limited to, indirect, incidental, special or consequential damages, including loss of profits, revenue, data or use, incurred by Save the World Air, Inc., or any third party, whether in any action in contract or tort or based on a warranty, including damages or losses arising out of, connected with or resulting from the provision of the services under this Agreement, except to the extent such damages are due to the gross negligence, bad faith or willful misconduct of RAND.

Should RAND become the subject of any third-party claim or incur any liability or expense in connection with the performance of the services, Save the World Air, Inc., shall be obligated to defend against such claim with counsel reasonably acceptable to RAND and shall indemnify and hold harmless RAND from any such claim, liability or expense, except to the extent such claim, liability or expense is due to the gross negligence, bad faith or willful misconduct of RAND. At its election, RAND may retain its own counsel to participate in the defense, and the fees and expenses of such counsel shall be paid by Save the World Air, Inc., if representation of RAND by the counsel retained by Save the World Air, Inc. would be inappropriate due to actual or potential differing interests between RAND and any other party represented by such counsel in such proceeding. Any settlement negotiated by Save the World Air, Inc. and its counsel shall be subject to the prior written approval of RAND.

11. PAYMENT SCHEDULE:

Payment by Save the World Air, Inc. to RAND for the work supported by this Agreement will be paid in accordance with the following payment schedule. If the timeline specified below changes due to, among other things, availability of information, availability of testing facilities and length of time for completion, RAND and Save the World Air, Inc. shall discuss such changes and mutually agree on a revised timeline. The parties anticipate that the Funding as stated will cover all of RAND's expenses and fees incurred in the performance of the work; provided, however, that if RAND notifies Save the World Air, Inc. that its expenses and fees may be in excess of the stated Funding, RAND shall not be obligated to incur any expenses or fees in excess of the Funding, and the parties shall endeavor in good faith to renegotiate the amount of available Funding. Any modifications to costs and fees outlined below shall require a written instrument, signed by both parties to this Agreement. All references to "Tasks" or "Task" below refer to, and are qualified in their entirety by, the descriptions on Attachment A hereto. Total cost for RAND's work on the contract, exclusive of subcontract costs, is $225,000 to be allocated as follows:

1. $25,000 upon signing of agreement by both parties

2. Beginning May 1, 2003, $25,000 per month for eight (8) months upon presentation of monthly invoices.

12. ENTIRE AGREEMENT

This Agreement constitutes the complete, final and exclusive embodiment of the agreement between Save the World Air, Inc. and RAND with regard to the subject matter hereof. It is entered into without reliance on any promise, warranty or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a written agreement signed by authorized personnel of both Save the World Air, Inc. and RAND. This Agreement will bind and inure to the benefit of the successors and assigns of the parties hereto. The failure to enforce any right or remedy resulting from any breach of this Agreement will not be deemed to be a waiver of any other or subsequent breach. For purposes of construing this Agreement, no ambiguities will be construed against either party as the drafter. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, such determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible. This Agreement will be construed and enforced in accordance with the laws of the State of California as applied to contracts between California residents made and to be performed entirely within California. This Agreement may be executed in counterparts or with facsimile signatures, which will be deemed equivalent to originals.

IN WITNESS WHEREOF, Save the World Air, Inc. and RAND have executed this contract as of the date signed below.

Agreed and Accepted:

SAVE THE WORLD AIR, INC.                       RAND

By: /s/ Edward L. Masry                    By: /s/ Joanne B. Shelby
    -----------------------                    ------------------------

Title: Chief Executive Officer             Title: Director of Contract and Grant
                                                      Services RAND
Date: May 5,2003                           Date:  5/07/03

 PROPOSAL TO DESIGN AND OVERSEE TESTING PROGRAM FOR "DEVICE FOR SAVING FUEL AND
      REDUCING EMISSIONS" DESCRIBED UNDER PATENT APPLICATION PCT/AU1/00585

RAND proposes to design and oversee a device testing program as follows:

        Task 1: Design device testing program
        Task 2: Pre-combustion fuel testing (testing phase I)
        Task 3: Small, spark-ignition gasoline engine testing (testing phase II) Task 4: Additional engine testing (testing phase III)
        Task 5: Summary of results and recommendations for next steps

TASK 1: DESIGN DEVICE TESTING PROGRAM

RAND will consider findings of its technical review of magnetic fuel treatment, and review available protocols for laboratory tests of aftermarket vehicle retrofit devices. These will guide the initial design of a testing program that aims to achieve consistent, statistically significant results describing a possible effect that can be attributable to the device. Device testing will occur in three phases, with the first two being conducted simultaneously. In each phase, an appropriate experimental design will be applied. Design considerations will include selection of an appropriate experimental device, determination of sufficient sample size, appropriate testing order, and variables to be controlled and measured. For each of the testing phases RAND will identify 2 or 3 potential sources for the testing and will request short proposals from them. RAND will then choose a source for the testing based on competency and cost. It is possible that one source will be able to accomplish all three testing phases, but it is more likely that different organizations will be responsible for different types of testing.

Deliverables (1) Draft Request for Proposals (RFP) that can be distributed to independent research laboratories that are appropriately equipped and staffed to conduct Phase 1 pre-combustion fuel tests, briefly described below. (2) Project Memorandum that summarizes experimental design, and outlines an implementation approach that includes names of independent laboratories appropriately equipped to conduct Phase 2 and 3 exhaust emissions tests.

TASK 2: PRE-COMBUSTION FUEL TESTING (TESTING PHASE I)

RAND will oversee work and interpret results of an independent laboratory (under separate contract) that will explore one possible mechanism for magnetic fuel treatment-improved pre-combustion atomization of fuel. Note that this is only one possible mechanism, but appears to be the most widely believed by proponents of magnetic fuel treatment, and may be tested in a laboratory. The experimental approach will be detailed in an RFP prepared under Task 1, and summarized briefly as follows:

First, in a simple modeling exercise, we will attempt to understand how changes in fuel viscosity and/or surface tension affect nozzle efficiency and droplet size. Next, we will measure the effect of a magnetic field on viscosity and surface tension for a range of fuels (including diesel). If the observed changes in fluid properties are on the same order-of-magnitude as the changes required to impact the atomization process, these two studies provide evidence of a physical basis for the effects of magnetic fuel treatment on combustion processes.

Deliverable. Project Memorandum describing modeling and fuel testing methodology and results.

TASK 3: SMALL, SPARK IGNITION GASOLINE ENGINE TESTING (TESTING PHASE II)

RAND will oversee work and interpret results of an independent laboratory (under separate contract) identified by the California Air Resources Board. The laboratory will test the device on a small, spark-ignition gasoline engine (e.g., two-stroke motorcycle or lawnmower engine.) The experimental approach will be detailed in a Project Memorandum prepared under Task 1, but essentially entails measurement of a range of exhaust emissions, with and without the device installed, while carefully controlling operating conditions and testing order. A sufficient number of experimental runs (n) will be conducted. Use of a simple, small engine-we believe-lends itself to more cost-effective testing that is aimed at achieving consistent, statistically significant results. Results are relevant to this class of engines, and may also warrant further testing of a wider range of engines and fuel types in Phase 3.

Deliverable. Project Memorandum describing device testing methodology and results. TASK 4: ADDITIONAL ENGINE TESTING (TESTING PHASE III)

At the discretion of RAND, and in light of results of Phase 1 and 2 testing, RAND may continue the testing program in this phase.

RAND will expand device testing to include installation on larger, carbureted and fuel-injected, spark-ignition gasoline and compressed-ignition diesel engines. Development and implementation of this phase of the testing program will take place in coordination with the Environmental Protection Agency (EPA), as part of EPA's Motor Vehicle Aftermarket Retrofit Device Program.

As in Phase 2, RAND will work with an independent testing laboratory (under separate contract) identified by the California Air Resources Board to conduct testing of the device. A range of relevant exhaust emissions will be measured, with and without the device installed, while operating conditions and testing order are controlled. Testing may include both laboratory and road tests. A sufficient number of experimental runs (n) will be conducted.

Deliverable. (1) RAND published research paper describing device testing methodology and results of all phases of the testing program. (2) Draft application for official review of the device and testing results by the EPA, under the EPA Motor Vehicle Aftermarket Retrofit Device Program, with results to be reported in the Federal Register. Note that part of the application also requires explanation of the theoretical basis of the device.

TASK 5: SUMMARY OF RESULTS AND RECOMMENDATIONS FOR NEXT STEPS

RAND will review all the results, summarize them in a report for STW, Inc; and evaluate what the results mean for the potential for this product. If the tests have come out successful, RAND will address different market opportunities based on the results and suggest future directions for the deployment of the product. If the tests have come out unsuccessful, RAND will outline the apparent reasons for why the product did not operate as expected n the patent application.

SCHEDULE

         Task 1: One month
         Task 2: approximately 6 months (depending on availability of labs), conducted in parallel with testing Phase 2
         Task 3: 6 months (depending on availability of labs)
         Task 4: 6 months (depending on availability of labs), conducted after Phases 1 and 2 are completed.
         Task 5: 1 month after final lab results

              AGREEMENT NO. STWA-TEST-CONTRACT, MODIFICATION NO. 1

                                     BETWEEN

                                 RAND CORPORATION

                                       AND

                            SAVE THE WORLD AIR, INC.

                                       FOR

                  DEVICE FOR SAVING FUEL AND REDUCING EMISSIONS

This Contract Modification is entered into as of the ____th day of August 2003.

The following Articles are revised as shown below:

9. SUBCONTRACTS

To perform the work called for under this Agreement, RAND reserves the right, in its sole discretion, to subcontract such work to third parties selected by RAND based on quality and price. Funding for subcontracted work is not included in the price of this contract as stated in section 11. RAND will provide summary information to Save the World Air, Inc regarding any potential subcontractor. The contract will then be amended to add the necessary funding and payment terms. RAND will not enter into any subcontract relationship prior to receiving payment(s) from Save the World Air, Inc. sufficient to cover the subcontract obligation.

Awarded Subcontracts:

 Task 4: Additional Engine Testing (Testing Phase III) - $75,000 to [***]

11. PAYMENT SCHEDULE:

Payment by Save the World Air, Inc. to RAND for the work supported by this Agreement will be paid in accordance with the following payment schedule. If the timeline specified below changes due to, among other things, availability of information, availability of testing facilities and length of time for completion, RAND and Save the World Air, Inc. shall discuss such changes and mutually agree on a revised timeline. The parties anticipate that the Funding as stated will cover all of RAND's expenses and fees incurred in the performance of the work; provided, however, that if RAND notifies Save the World Air, Inc. that its expenses and fees may be in excess of the stated Funding, RAND shall not be obligated to incur any expenses or fees in excess of the Funding, and the parties shall endeavor in good faith to renegotiate the amount of available Funding. Any



***Confidential Treatment Requested
modifications to costs and fees outlined .below shall require a written instrument, signed by both parties to this Agreement. All references to "Tasks" or "Task" below refer to, and are qualified in their entirety by, the descriptions on Attachment A hereto. Total cost for RAND's work on the contract, inclusive of subcontract costs, is $300,000 to be allocated as follows:

1. $25,000 upon signing of agreement by both parties

2. Beginning May 1, 2003, $25,000 per month for eight (8) months upon presentation of monthly invoices.

3. 30 days past execution of Modification 1, pay $75,000.

ACCEPTED FOR:

RAND Corporation                            Save the World Air, Inc.

Name Signed: /s/ Joanne B. Shelby           Name Signed: /s/ Eugene E. Eichler
             --------------------                        ----------------------
Name Typed:  Joanne B. Shelby               Name Typed:  Eugene E. Eichler

Title:       Director, Contracts & Grants   Title:       Chief Operating Officer

Date         8/21/03                        Date:        9/18/03

              AGREEMENT No. STWA-TEST-CONTRACT, MODIFICATION NO. 2

                                     BETWEEN

                                RAND CORPORATION

                                       AND

                            SAVE THE WORLD AIR, INC.

                                       FOR

                  DEVICE FOR SAVING FUEL AND REDUCING EMISSIONS

This Contract Modification is entered into as of the 17th day of October 2003.

The following Articles are revised as shown below:

9. SUBCONTRACTS

To perform the work called for under this Agreement, RAND reserves the right, in its sole discretion, to subcontract such work to third parties selected by RAND based on quality and price. Funding for subcontracted work is not included in the price of this contract as stated in section 11. RAND will provide summary information to Save the World Air, Inc regarding any potential subcontractor. The contract will then be amended to add the necessary funding and payment terms. RAND will not enter into any subcontract relationship prior to receiving payment(s) from Save the World Air, Inc. sufficient to cover the subcontract obligation.

Awarded Subcontracts:

 Task 4: Additional Engine Testing (Testing Phase III) - $75,000 to [***]

 Task 2: Pre-Combustion Fuel Testing (Testing Phase I) - $65,000 to [***]

11. PAYMENT SCHEDULE:

Payment by Save the World Air, Inc. to RAND for the work supported by this Agreement will be paid in accordance with the following payment schedule. If the timeline specified below changes due to, among other things, availability of information, availability of testing facilities and length of time for completion, RAND and Save the World Air, Inc. shall discuss such changes and mutually agree on a revised timeline. The parties anticipate that the Funding as stated will cover all of RAND's expenses and fees incurred in the performance of the work; provided, however, that if RAND notifies Save the World Air, Inc. that its expenses and fees may be in excess of the stated Funding, RAND shall not be obligated to incur any expenses or fees in excess of the Funding, and the



***Confidential Treatment Requested
parties shall endeavor in good faith to renegotiate the amount of available Funding. Any modifications to costs and fees outlined below shall require a written instrument, signed by both parties to this Agreement. All references to "Tasks" or "Task" below refer to, and are qualified in their entirety by, the descriptions on Attachment A hereto. Total cost for RAND's work on the contract, inclusive of subcontract costs, is $365,000 to be allocated as follows:

1. $25,000 upon signing of agreement by both parties

2. Beginning May 1, 2003, $25,000 per month for eight (8) months upon presentation of monthly invoices.

3. 30 days past execution of Modification 1, pay $75,000. (received payment Oct. 7, 2003)

4. 30 days past execution of Modification 2, pay $65,000. (received payment Oct. 7, 2003)

ACCEPTED FOR:

RAND Corporation                            Save the World Air, Inc.

Name Signed: /s/ Joanne B. Shelby           Name Signed: /s/ Eugene E. Eichler
             --------------------                        ----------------------
Name Typed:  Joanne B. Shelby               Name Typed:  Eugene E. Eichler

Title:       Director, Contracts & Grants   Title:       Chief Operating Officer

Date         10/13/03                       Date:        10-17-2003

              AGREEMENT NO. STWA-TEST-CONTRACT, MODIFICATION NO. 3

                                     BETWEEN

                                RAND CORPORATION

                                       AND

                            SAVE THE WORLD AIR, INC.

                                       FOR

                  DEVICE FOR SAVING FUEL AND REDUCING EMISSIONS

This Contract Modification is entered into as of the ____th day of January 2004.

The following Articles are revised as shown below:

1.WORK SCOPE

RAND will use its best efforts in performance of the attached scope of work (Revision 1 Exhibit A).

2.TERM

The term of this Agreement will run from May 07,2003 to July 7, 2004.

11. PAYMENT SCHEDULE:

Payment by Save the World Air, Inc. to RAND for the work supported by this Agreement will be paid in accordance with the following payment schedule. If the timeline specified below changes due to, among other things, availability of information, availability of testing facilities and length of time for completion, RAND and Save the World Air, Inc. shall discuss such changes and mutually agree on a revised timeline. The parties anticipate that the Funding as stated will cover all of RAND's expenses and fees incurred in the performance of the work; provided, however, that if RAND notifies Save the World Air, Inc. that its expenses and fees may be in excess of the stated Funding, RAND shall not be obligated to incur any expenses or fees in excess of the Funding, and the parties shall endeavor in good faith to renegotiate the amount of available Funding. Any modifications to costs and fees outlined below shall require a written instrument, signed by both parties to this Agreement. All references to "Tasks" or "Task" below refer to, and are qualified in their entirety by, the descriptions on Attachment A hereto. Total cost for RAND's work on the contract, inclusive of subcontract costs, is $665,000 to be allocated as follows:

1. $25,000 upon signing of agreement by both parties

Exhibit A Addendum to STWA Contract SOW

Task 6 Run a series of tests on 2 different vehicles at [***]
   RAND proposes as a next step that STWA supply another carbureted vehicle and RAND will oversee testing with new protocols at [***]. In addition, STWA might consider also supplying a fuel-injected to be tested as well. In addition, RAND will systematically evaluate the individual smog tests that were done, to map them graphically and see if there are any patterns that can help.
        Additional RAND Costs: $50,000 to be paid $25,000 on Feb 1 and $25,000 on March 1.

        Additional Lab Costs: Some of the costs will be covered under existing funds, and RAND will supply an accounting of the costs and inform STWA of additional funds that may be needed for [***]

Task 7 Oversee testing of a small engine at [***]

   RAND will execute a contract with [***] to test the new small engine device. RAND will oversee and evaluate the testing in the same manner that RAND is working with [***].
        Additional RAND Costs: $25,000 to be paid March 1
        Lab Costs: To be determined. RAND will send a letter to STWA with the testing amount which STWA will pay before RAND executes a contract.

Task 8 Oversee R&D efforts by Australian team.
   RAND will work with and help guide the efforts of the Australian team by helping to design tests and interpret results. RAND would be responsible for helping focus the R&D efforts, set reporting guidelines, and oversee the efforts of the group in Australia. The R&D team needs to focus on getting the existing device into marketable form, and hone their testing abilities. RAND will evaluate the materials provided to us, and work with them on a testing regime that we can compare to others, and develop consistent framework and guidelines for further development.

        Additional RAND costs including travel up to $200,000.
                  STWA will pay $25,000 on February 1. On the 25th each month RAND will estimate the time and material cost needs of the following month and STWA will be billed for that amount. Any funds left over from the month will be rolled into the next months requirements. If RAND exceeded the months costs, additional costs will be billed the following month.



***Confidential Treatment Requested

2. Beginning May 1, 2003, $25,000 per month for eight (8) months upon presentation of monthly invoices.

3.30 days past execution of Modification 1, pay $75,000. (received payment Oct. 7, 2003)

4.30 days past execution of Modification 2, pay $65,000. (received payment Oct. 7, 2003)

5.30 days past execution of Modification 3, pay $50,000 ($25,000 each for Tasks 6 and 7)

6. On March 1, 2004 pay $50,000 ($25,000 each for Tasks 6 and 7)

7.30 days past execution of Modification 3, pay $25,000 for Task 8. On the 25th each month RAND will estimate the time and material cost needs of the following month and STWA will be billed for that amount. Any funds left over from the month will be rolled into the next month's requirements. If RAND exceeded the months costs, additional costs will be billed the following month. Total cap for Task 8: $200,000.

ACCEPTED FOR:

RAND Corporation                            Save the World Air, Inc.

Name Signed: /s/ Joanne B. Shelby           Name Signed: /s/ Eugene E. Eichler
             --------------------                        ----------------------
Name Typed:  Joanne B. Shelby               Name Typed:  Eugene E. Eichler

Title:       Director, Contracts & Grants   Title:       Chief Operating Officer

Date         1/20/04                        Date:        2/6/04